Exhibit 10.67(b)

[Letterhead of Security Agent]

26 April 2007

To:	Spansion Japan Limited

Cube Kawasaki, 1-14, Nisshin-cho, Kawasaki-ku, Kawasaki-shi

Kanagawa, 210-0024, Japan

Re:	Amendment to California Law Security Agreement

Dear Sir:

We refer to (i) the Senior Facility Agreement dated 30 March 2007 (the “Facility Agreement”), for Spansion Japan Limited arranged by GE Capital Leasing Corporation, acting as mandated lead arranger, and Sumisho Lease Co., Ltd. and Mitsui Leasing & Development, Ltd., acting as sub-arrangers, with GE Capital Leasing Corporation, acting as administrative agent (the “Administrative Agent”), Resona Bank, Limited, acting as paying agent, and GE Capital Leasing Corporation, acting as security agent, and the financial institutions listed in Schedule 1 to the Facility Agreement (the “Finance Parties”) and (ii) the Security Agreement dated 30 March 2007 (the “Security Agreement”), by and among Spansion Japan Limited, GE Capital Leasing Corporation, as security agent for and representative of (in such capacity as the “Security Agent”) the Finance Parties, and the Finance Parties governed by the internal laws of the State of California.

Capitalised terms used in this letter, unless otherwise defined herein, shall have the meaning given to them in the Facility Agreement.

Pursuant to the Security Agreement, Spansion Japan Limited has assigned and granted certain security interests (the “Assignment”) to the Finance Parties as defined in the Security Agreement. It was the intention of the parties to the Security Agreement that the Assignment would be granted to the Finance Parties as defined in the Facility Agreement.

We hereby request confirmation by your countersignature and return of the enclosed copy of this letter of Spansion Japan Limited’s agreement to amend the definition of Finance Parties in the Security Agreement to refer to the Finance Parties as defined in the Facility Agreement.

The provisions of the Security Agreement and the other Finance Documents shall, save as amended by this letter, continue in full force and effect.

This letter is designated by Spansion Japan Limited and the Administrative Agent as a Finance Document.

This letter shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

Yours faithfully,

GE Capital Leasing Corporation

(Company Chop)

/s/ Takuji Tohyama
GE Capital Leasing Corporation

As Security Agent on behalf of each Finance Party

Accepted and agreed

Spansion Japan Limited

(Company Chop)

/s/ Masao Taguchi
Spansion Japan Limited